                                                                    Exhibit 99.1

                         Form 4 Joint Filer Information

Names of the       o  Coliseum Capital Management, LLC, a Delaware limited
Reporting Persons:    liability company ("CCM");

                   o  Coliseum Capital, LLC, a Delaware limited liability
                      company ("CC");

                   o  Coliseum Capital Partners, L.P., a Delaware limited
                      partnership ("CCP");

                   o  Coliseum Capital Co-Invest, L.P. ("CCC");

                   o  Coliseum Capital Partners II, L.P., a Delaware limited
                      partnership ("CCP2" and,together with CCP and CCC,the
                      "Funds");

                   o  Adam Gray ("Gray"); and

                   o  Christopher Shackelton ("Shackelton"), Chairman of the
                      board of directors of The Providence Service Corporation
                      ("Issuer").

Derivative         The Reporting Persons and a separate account managed by CCM
Securities         (the "Separate Account") disposed of the Subscription Rights
Disposed:          for Series A Convertible Preferred Stock as follows:

                   Transaction  Conversion or  Number of   Price  Amount of
                   Date         Exercise Price Derivative         Derivative
                                of Derivative  Securities         Securities
                                               Disposed           Beneficially
                                                                  Owned
                                                                  Following
                                                                  Reported
                                                                  Transactions
                   -------------------------------------------------------------
                   2/2/2015     $100.00        91,800 (1)  $0     0
                   -------------------------------------------------------------

Derivative         The Reporting Persons and the Separate Account acquired the
Securities         shares of the Issuer's Series A Preferred Stock as follows:
Acquired:

                   Transaction  Conversion or  Number of   Price  Amount of
                   Date         Exercise Price Derivative         Derivative
                                of Derivative  Securities         Securities
                                               Acquired           Beneficially
                                                                  Owned
                                                                  Following
                                                                  Reported
                                                                  Transactions
                   -------------------------------------------------------------
                   2/2/2015     $39.88         91,800 (2)  $100   91,800
                   -------------------------------------------------------------
                   2/11/2015    $39.88         524,116 (3) $100   615,916 (4)
                   -------------------------------------------------------------

-------------------

(1) Includes Subscription Rights that were held directly by the Reporting
Persons and the Separate Account as follows:

    Entity                         Number of Subscription Rights
    ------                         -----------------------------
    CCP                                                   51,760
    CCP2                                                  14,032
    CCC                                                        0
    Separate Account                                      26,008

(2) Includes Series A Convertible Preferred Stock acquired by the Reporting
Persons and the Separate Account in the Issuer's rights offering as follows:

    Entity                         Number of Shares
    ------                         ----------------
    CCP                                      51,760
    CCP2                                     14,032
    CCC                                           0
    Separate Account                         26,008

(3) Includes Series A Convertible Preferred Stock acquired by the Reporting
Persons and the Separate Account pursuant to the Standby Purchase Agreement as follows:

    Entity                         Number of Shares
    ------                         ----------------
    CCP                                     279,839
    CCP2                                     41,336
    CCC                                     162,519
    Separate Account                         40,422

(4) Following the transactions reported herein, the Reporting Persons and the
Separate Account directly beneficially owned the Issuer's Series A Convertible
Preferred Stock as follows:

    Entity                         Number of Shares
    ------                         ----------------
    CCP                                     331,599
    CCP2                                     55,368
    CCC                                     162,519
    Separate Account                         66,430

These securities are held directly by (a) CCP, (b) CCP2, (c) CCC and (d) the
Separate Account. Shackelton and Gray are managers of and have an ownership interest in each of CCM, and CC and may be deemed to have an indirect pecuniary interest in the shares held by the Funds and the Separate Account due to CCM's right to receive performance-related fees from the Separate Account and CC's right to receive performance-related fees from the Funds. Each of the Reporting
Persons disclaims beneficial ownership of these securities except to the extent of that person's pecuniary interest therein.